UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2006 (August 17, 2006)
SPHERIS INC.
(Exact name of registrant as specified in charter)

Delaware	333-132641	62-1805254
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

720 Cool Springs Boulevard, Suite 200
Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)
(615) 261-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statement and Exhibits
SIGNATURES
EXHIBITS
Ex-10.1 Outside Independent Director Compensation Summary
Ex-99.1 Press Release

Item 1.01 Entry into a Material Definitive Agreement.
On August 17, 2006, the Board of Directors of Spheris Inc. (“Spheris”) approved amendments to the compensation arrangements for the outside independent members of the Board of Directors. A summary of these amended compensation arrangements is filed herewith as Exhibit 10.1.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 17, 2006, the Board of Directors of Spheris appointed Robert Z. Hensley to its Board of Directors as a new outside independent director. Mr. Hensley has been appointed to serve as the chair of the Audit Committee and a member of the Compensation Committee of the Spheris Board of Directors. The addition of Mr. Hensley brings the number of Spheris directors to eight.
Mr. Hensley is not a party to any arrangement or understanding with any person pursuant to which Mr. Hensley was elected as a director, nor is Mr. Hensley a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Hensley’s appointment to the Board of Directors is included herewith as Exhibit 99.1.
Item 9.01 Financial Statement and Exhibits
     (c) Exhibits

10.1	Outside Independent Director Compensation Summary.
99.1	Press Release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIS INC.
By:	/s/ Gregory T. Stevens
Gregory T. Stevens
Chief Administrative Officer and General Counsel

Date: August 22, 2006

EXHIBITS

No.	Title
10.1	Outside Independent Director Compensation Summary

99.1	Press Release